Exhibit 99.1

Iteris Announces Closing of Acquisition of Albeck Gerken

SANTA ANA, Calif. — July 2, 2019 — Iteris, Inc. (NASDAQ: ITI), the global leader in applied informatics for transportation and agriculture, today announced the completion of its previously announced acquisition of Albeck Gerken, Inc., a privately held traffic operations engineering services provider headquartered in Tampa, Florida, with offices in Orlando (FL), Virginia Beach (VA) and Chadds Ford (PA).

Albeck Gerken will operate as a wholly owned subsidiary of Iteris, with the former Albeck Gerken employees being aligned with Iteris’ Transportation Systems business segment.

“We are excited to complete this transaction and move forward with the process of integrating Albeck Gerken into the Iteris family,” said Ramin Massoumi, senior vice president and general manager, Transportation Systems at Iteris. “Albeck Gerken’s highly respected team of traffic operations engineering and consulting experts will join an equally respected team of experts in planning, signal operation, and intelligent transportation systems (ITS) design, integration and data analytics. The combined teams will provide unparalleled capabilities to improve safety and mobility for road users in Florida, the Midwest and Mid-Atlantic.”

“I am thrilled to announce the completion of Albeck Gerken’s acquisition by Iteris and the start of our employees’ integration into the Iteris family,” said Jeff Gerken, president of Albeck Gerken. “Albeck Gerken’s extensive traffic engineering and consulting experience will continue to improve the lives of Florida citizens and travelers, as well as road users in the Midwest and Mid-Atlantic, through enhanced arterial traffic operations and safety.”

The acquisition closed for a total purchase price of $10.7 million in cash and stock, with the ability for key principals to realize an additional $2.3 million in other incentives over three years from the date of close. For the fiscal year ending December 31, 2018, Albeck Gerken’s audited GAAP revenue was $8.1 million and EBITDA was $2.0 million.

About Iteris, Inc.

Iteris is the global leader in applied informatics for transportation and agriculture, turning big data into big breakthrough solutions. We collect, aggregate and analyze data on traffic, roads, weather, water, soil and crops to generate precise informatics that lead to safer transportation and smarter farming. Municipalities, government agencies, crop science companies, farmers and agronomists around the world use our solutions to make roads safer and travel more efficient, as well as farmlands more sustainable, healthy and productive. Visit www.iteris.com for more information and join the conversation on Twitter, LinkedIn and Facebook.

Iteris Forward-Looking Statements

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “should,” “will,” “can,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the impact and expected benefits of the acquisition of Albeck Gerken.  Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, our ability to retain, integrate and incentivize the acquired company’s personnel; difficulties or delays in integrating acquired operations and personnel (including those of Albeck Gerken); competitive conditions in the markets we address; changes in demand and market requirements; our ability to maintain and grow existing contractual relationships on a cost-effective basis; and the impact of general economic, political and other conditions in the markets we address. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Iteris Contact

David Sadeghi
Tel: (949) 270-9523
Email: dsadeghi@iteris.com

Investor Relations

MKR Investor Relations, Inc.

Todd Kehrli

Tel: (323) 468-2300

Email: iti@mkr-group.com